Exhibit 10.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is made effective as at the 1st day of April, 2025.

AMONG:

ROZE AI INC., a company duly incorporated under the laws of the Province of British Columbia and having a place of business at Suite 555 – 409 Granville Street, Vancouver, British Columbia.

(herein called the “Purchaser”)

AND:

ROZEAI KOREA CO LTD., a company duly incorporated under the laws of Korea and having its head office at Room B 1710 14 Sagimakgol- 45 beon-gil, Jungwon-gu, Sung Nam City, Gyeonggi Province, South Korea.

(herein called “KoreaCo”)

AND:

THE HOLDERS OF KOREACO SECURITIES, who have executed Schedule C to this Agreement and who are therefore made a party to this Agreement.

(herein individually referred to as a “KoreaCo Securityholders” and collectively as “KoreaCo Securityholders”)

WHEREAS:

A.	The KoreaCo Securityholders are the registered and beneficial owners of all the issued and outstanding securities of KoreaCo (the “KoreaCo Securities”); and

B.	Based upon the representations and warranties set forth herein, each KoreaCo Securityholder has agreed to sell to the Purchaser all of its KoreaCo Securities and the Purchaser has agreed to purchase the same from the KoreaCo Securityholder, on the terms and conditions and for the consideration set forth herein.

WITNESSES THAT in consideration of the premises and of the respective warranties, representations, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION AND DEFINITIONS

1.1	Definitions

For all purposes of this Agreement:

(a)	“Closing” means the definition set forth in Article 7.1 hereof;

(b)	“Closing Date” means the date of the Closing referred to in Article 7.1 hereof;

(c)	“Exemptions” means the appropriate exemption from the prospectus requirements contained in Canadian securities laws or equivalent requirements of all rules, policies, notices, orders and legislation of any kind whatsoever of each applicable jurisdiction;

(d)	“External Jurisdiction” refers to any geographical jurisdiction other than British Columbia;

(e)	“Financial Statements of KoreaCo” means the unaudited financial statements of KoreaCo for the financial year ended December 31, 2024;

(f)	“IFRS” means international financial reporting standards;

(g)	“KoreaCo Principals” means the principals of KoreaCo set out in Schedule A herein;

(h)	“KoreaCo Securities” means all of the KoreaCo Shares held by all of the KoreaCo Securityholders;

(i)	“KoreaCo Securityholders” means the holders of the KoreaCo Securities set out in Schedule B to this Agreement;

(j)	“KoreaCo Shares” means all of the common shares in the capital of KoreaCo held by the KoreaCo Securityholders;

(k)	“Material Adverse Effect” means the effect resulting from any change (including a decision to implement such a change made by the board of directors or by senior management who believe that confirmation of the decision of the board of directors is probable), event, fact, violation, inaccuracy, circumstance, or state of affairs that is materially adverse to the business, assets (including intangible assets), liabilities, capitalization, ownership, prospects, or condition (financial or otherwise) of KoreaCo;

(l)	“Purchaser” means Roze AI Inc.;

(m)	“Purchaser Payment Shares” means the common shares in the Purchaser to be issued to the KoreaCo Securityholders in exchange for the KoreaCo Securities;

(n)	“Purchaser Shares” means the common shares in the capital of the Purchaser;

(o)	“Securities Rules” means all rules, policies, notices, orders and legislation of any kind whatsoever of all applicable jurisdictions and relating to trading and securities; and

(p)	“Transaction” means the purchase of the KoreaCo Securities from the KoreaCo Securityholders by the Purchaser in accordance with this Agreement.

1.2	Interpretation

For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)	“this Agreement” means this Agreement and all Schedules attached hereto;

(b)	any reference in this Agreement to a designated “Article”, “Section”, “Schedule” or other subdivision refers to the designated Article, Section, Schedule or other subdivision of this Agreement;

(c)	the words “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision of this Agreement;

(d)	the word “including”, when following any general statement term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limited language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto but rather refers to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

(e)	any reference to a statute includes and, unless otherwise specified herein, is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulation; and

(f)	words importing the masculine gender include the feminine or neutral gender and words in the singular include the plural, and vice versa.

1.3	Schedules

The following are the Schedules to this Agreement, and are incorporated herein by reference:

Schedule “A”:	KoreaCo Principals
Schedule “B”:	KoreaCo Securityholder Consideration Breakdown
Schedule “C”:	KoreaCo Securityholders’ Signature Pages

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE KOREACO
SECURITYHOLDERS

2.1	Representations and Warranties

Each KoreaCo Securityholder represents and warrants to the Purchaser, as continuing representations and warranties which are true and correct on the date hereto or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereto, then such representations and warranties will be true and correct on the earlier of such date or the Closing Date, and all representations and warranties herein will be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day that:

(a)	the KoreaCo Securityholder is the sole beneficial and recorded owner of that number of KoreaCo Securities set opposite the KoreaCo Securityholder’s name in Schedule B herein;

(b)	each KoreaCo Security is free and clear of any liens, charges, claims, options, set-offs, encumbrances, voting agreements, voting trusts, escrow restrictions or other limitations or restrictions of any nature whatsoever, except as expressly provided for or disclosed herein;

(c)	the KoreaCo Securities set out next to the KoreaCo Securityholder’s name in Schedule B herein represent 100% of the securities that the KoreaCo Securityholder holds, directly or indirectly, in the capital of KoreaCo;

(d)	no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to purchase or otherwise acquire any of the KoreaCo Securities from the KoreaCo Securityholder; and

(e)	the KoreaCo Securityholder has the full and absolute right, power and authority to enter into this Agreement on the terms and subject to the conditions herein set forth, to carry out the transactions contemplated hereby and to transfer on the Closing Date, legal and beneficial title and ownership of the KoreaCo Securityholder’s Securities to the Purchaser.

ARTICLE 3

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE KOREACO
PRINCIPALS AND KOREACO

3.1	Representations and Warranties

Each of the KoreaCo Principals and KoreaCo represent and warrant to the Purchaser, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereof, then such representation and warranty will be true and correct on the earlier of such date or the Closing Date, and all representations and warranties herein will be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day that:

(a)	KoreaCo is duly incorporated, validly existing and in good standing under its jurisdiction of incorporation and in each other jurisdiction in which it carries on business or holds assets, and KoreaCo has the necessary corporate capacity to carry on the business which it now carries on in such jurisdictions and to own the assets which it now owns;

(b)	the authorized capital of KoreaCo consists of a fixed number KoreaCo Shares without par value, of which a total of 16,558,603 KoreaCo Shares have been validly issued, are outstanding and are fully paid and non-assessable;

(c)	no person, firm or corporation has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require KoreaCo to issue any shares in their capital or to convert any securities of KoreaCo or of any other company into shares in the capital of KoreaCo;

(d)	the directors and officers of KoreaCo are as follows:

Name	Position with KoreaCo
Cho, Young Jin	CEO
Cho, Seok Hoon	COO / Vice President
Lee, Sun Ho	CFO / Vice President
Kim, Bong Soo	CTSO
Lee, Seung Joo	CTO
Jung, Chang Sik	CTO
Choi, Jin Kwan	Auditor

(e)	the corporate records of KoreaCo, as required to be maintained by them under its statute of incorporation and constating documents, are accurate, complete and up-to-date in all material respects and all material transactions of KoreaCo have been promptly and properly recorded in their books or filed with their records;

(f)	the Financial Statements of KoreaCo are true and correct in every material respect, and have been prepared in accordance with generally accepted accounting principles and fairly reflect on a consolidated basis the business, property, assets and financial position of KoreaCo as at the date of the Financial Statements of KoreaCo and the results of their operations for the period then ended;

(g)	KoreaCo has no liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company not shown or reflected in the Financial Statements of KoreaCo, other than any such liability, guarantee, indemnity or obligation incurred or assumed by them in the course of their normal and ordinary day to day business and no such liability, guarantee, indemnity or obligation has been paid or discharged by KoreaCo after the date of the Financial Statements of KoreaCo other than in the course of its normal and ordinary day to day business;

(h)	KoreaCo does not beneficially own, directly or indirectly, shares in any other corporate entity;

(i)	KoreaCo has good and marketable title to all of its assets, and such assets are free and clear of any financial encumbrances not disclosed in the Financial Statements of KoreaCo;

(j)	KoreaCo holds all permits, licenses, consents and authorizations issued by any government or governmental authority which are necessary in connection with the operation of its business and the ownership of its properties and assets;

(k)	KoreaCo has filed all necessary tax returns in all jurisdictions required to be filed by it, all returns affecting workers compensation with the appropriate agency, corporation capital tax returns, if required, and any other material reports and information required to be filed by KoreaCo with any governmental authority; KoreaCo has paid all income, sales and capital taxes payable by it as and when due; KoreaCo has withheld and remitted to tax collection authorities such taxes as are required by law to be withheld and remitted as and when due; KoreaCo has paid all instalments of corporate taxes due and payable, and there is not presently outstanding and nor does KoreaCo expect to receive any notice of re-assessment from any applicable tax collecting authority;

(l)	KoreaCo has not declared or paid any dividends of any kind or declared or made any other distributions of any kind whatsoever including, without limitation, by way of redemption, repurchase or reduction of its authorized capital;

(m)	there has been no material adverse change in the financial condition and position of KoreaCo and no damage, loss destruction or other change in circumstances materially affecting the business, property or assets of KoreaCo or its right or capacity to carry on business since the date of the Financial Statements of KoreaCo;

(n)	after the date of the Financial Statements of KoreaCo, KoreaCo has not engaged in any transaction or made any disbursement or assumed or incurred any liability or obligation or made any commitment, including, without limitation, any forward purchase commitment or similar obligation, to make any expenditure which would materially affect their operations, property, assets or financial condition;

(o)	KoreaCo has not waived or surrendered any right of substantial value and has not made any gift of money or of any of its property or assets;

(p)	after the date of the Financial Statements of KoreaCo, KoreaCo has carried on business in the normal course;

(q)	KoreaCo does not have outstanding any material continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by KoreaCo in the course of its normal and ordinary day to day business, all of which are terminable on 30 days’ notice without penalty;

(r)	there are no management contracts or consulting contracts to which KoreaCo is a party or by which it is bound, and save and except as disclosed in the Financial Statements of KoreaCo, no amount is payable or has been agreed to be paid by KoreaCo to any persons as remuneration, pension, bonus, share of profits or other similar benefit and no director, officer or member, or former director, officer or member of KoreaCo, nor any associate or affiliate of any such person, has any claim of any nature against, or is indebted to, KoreaCo;

(s)	KoreaCo is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under any contract, agreement, indenture or other instrument to which it is a party or by which it is bound nor will the consummation of the transactions contemplated hereby conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of KoreaCo, under its constating documents, any contract, agreement, indenture or other instrument to which KoreaCo is a party or by which either is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and KoreaCo is entitled to all benefits thereunder;

(t)	any and all operations of KoreaCo and, to the knowledge of KoreaCo, any and all operations by third parties, on or in respect of the assets and properties of KoreaCo, have been conducted in accordance with best practices, in all material respects;

(u)	to the knowledge of KoreaCo, KoreaCo has made available to the Purchaser all documentation regarding KoreaCo and its business in its possession materially affecting KoreaCo;

(v)	except to the extent that any violation or other matter referred to in this subparagraph does not have a Material Adverse Effect on KoreaCo:

(i)	to the knowledge of KoreaCo, KoreaCo is not in violation of any applicable state, federal, provincial, municipal or local laws, regulations, orders, government decrees or ordinances with respect to environmental, health or safety matters (collectively, “Environmental Laws”);

(ii)	to the knowledge of KoreaCo, KoreaCo has operated its business at all times and has received, handled, used, stored, treated, shipped and disposed of all contaminants without violation of Environmental Laws;

(iii)	to the knowledge of KoreaCo, there have been no spills, releases, deposits or discharges of hazardous or toxic substances, contaminants or wastes into the earth, air or into any body of water or any municipal or other sewer or drain water systems by KoreaCo that have not been remedied;

(iv)	no orders, directions or notices have been issued and remain outstanding pursuant to any Environmental Laws relating to the business or assets of KoreaCo;

(v)	KoreaCo has not failed to report to the proper state, federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign (a “Government Authority”) the occurrence of any event which is required to be so reported by any Environmental Law; and

(vi)	KoreaCo hold all necessary licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets, except for such licenses, permits or approvals which, if not held or obtained, would not have a Material Adverse Effect on KoreaCo, all such licenses, permits and approvals are in full force and effect. KoreaCo has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by it as a condition of continued compliance with any Environmental Laws, or any license, permit or approval issued pursuant thereto, or that any license, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated.

(w)	other than as disclosed herein, there are no outstanding agreements or options to acquire any material aspects of the business or assets of KoreaCo or any portion thereof;

(x)	KoreaCo is not a reporting issuer in any province or territory of Canada and the KoreaCo Shares are not listed and posted or quoted on any stock market or exchange;

(y)	other than as disclosed herein or as disclosed in the Financial Statements of KoreaCo, KoreaCo does not have any loans or other indebtedness currently outstanding which have been made to or from any of its shareholders, officers, directors or employees or any other person not dealing at arm’s length with KoreaCo, as the case may be;

(z)	no securities commission or similar regulatory authority has issued any order preventing or suspending trading of any securities of KoreaCo and KoreaCo is not in default of any requirement of applicable securities laws of the Regulatory Authorities that would have a material adverse effect on the transactions contemplated by this Agreement;

(aa)	there are no claims threatened or against or affecting KoreaCo nor are there any actions, suits, judgments, proceedings or investigations pending or, threatened against or affecting KoreaCo, at law or in equity, before or by any Court, administrative agency or other tribunal or any governmental authority;

(bb)	no officer, director, employee or any other person not dealing at arm’s length with KoreaCo or, to the knowledge of KoreaCo, any associate or affiliate of any such person, owns, has or is entitled to any royalty, net profits interest, carried interest or any other encumbrances or claims of any nature whatsoever which are based on production from the properties or assets of KoreaCo or any revenue or rights attributed thereto;

(cc)	since December 31, 2024, KoreaCo has not incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction, which is or may be material to KoreaCo, which is not in the ordinary course of business;

(dd)	neither KoreaCo nor any of the KoreaCo Principals are aware of any infringement by KoreaCo of any registered patent, trademark or copyright;

(ee)	there is no non-competition, exclusivity or other similar agreement, commitment or understanding in place to which KoreaCo is a party or by which it is otherwise bound that would now or hereafter in any way limit its business or operations in a particular manner or to a particular locality or geographic region or for a specified period of time and the execution, delivery and performance of this Agreement does not and will not result in any restriction of KoreaCo from engaging in its business or from competing with any person or in any geographic area;

(ff)	KoreaCo will obtain and maintain until the Closing Date such insurance against loss or damage to their assets and with respect to public liability, as is reasonably prudent for companies carrying on businesses similar to that of KoreaCo;

(gg)	KoreaCo has duly and validly authorized, executed and delivered this Agreement; and

(hh)	KoreaCo has the power and capacity to enter into this Agreement and to carry out its obligations hereunder.

3.2	Covenants of the KoreaCo Securityholders and KoreaCo

The KoreaCo Securityholders and KoreaCo, jointly and severally, covenant and agree with the Purchaser that:

(a)	both before and after the Closing Date, each of the KoreaCo Securityholders and KoreaCo will execute and do all such further deeds, acts, things and give such assurances as may be required in the reasonable opinion of the Purchaser’s counsel for more perfectly consummating the transactions contemplated hereby and referenced herein; and

(b)	each of the KoreaCo Securityholders and KoreaCo will give to the Purchaser’s counsel, accountants and other representatives full access, during normal business hours throughout the period prior to the time of Closing, to all of the properties, books, contracts, commitments and records of KoreaCo and the KoreaCo Securityholders, and KoreaCo will furnish to counsel for the Purchaser during such period all such information as the Purchaser or counsel for the Purchaser may reasonably request.

3.3	Covenants of KoreaCo

KoreaCo covenants and agrees with the Purchaser that KoreaCo will not, prior to the Closing Date, except with the prior written consent of the Purchaser:

(a)	make or permit to be made any employment contracts or other arrangements with any existing directors, officers, agents, servants or employees of KoreaCo other than in the ordinary course of business;

(b)	make or assume or permit to be made or assumed any commitment, obligation or liability which is outside of the usual and ordinary course of the business of KoreaCo, and for the purpose of carrying on the same (and in any case any obligation in excess of $10,000), but KoreaCo will operate its assets and carry on its business as heretofore and will maintain all of its rights and assets in good standing, order, and repair;

(c)	declare or pay any dividends or make any other distributions or appropriations of profits or capital;

(d)	create or assume any indebtedness other than in the ordinary course of business or guarantee the obligations of any third party other than in the ordinary course of its business; or

(e)	sell or otherwise in any way alienate or dispose of or encumber any of its assets other than in the ordinary course of business;

provided, however, that KoreaCo will, both before and after the Closing Date, execute and do all such further deeds, acts, things and give such assurances as may be required in the reasonable opinion of the Purchaser’s counsel for more perfectly consummating the transactions contemplated herein, and will, without limitation, use its best efforts to obtain any approvals from third parties as may be required to all of the transactions contemplated hereby and referenced herein.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

OF THE PURCHASER

4.1	Representations and Warranties

The Purchaser represents and warrants to KoreaCo and to the KoreaCo Securityholders, as continuing representations and warranties which are true and correct on the date hereof or, if any such representation and warranty is expressed to be made and given in respect of a particular date other than the date hereof, then such representation and warranty will be true and correct on such date, and all representations and warranties herein will be true and correct on each day thereafter to and including the Closing Date with the same effect as if made and given on and as of each such day, that:

(a)	subject to fulfilment of the conditions hereinafter enumerated, the Purchaser has the power and capacity to enter into this Agreement and to carry out its obligations hereunder;

(b)	the Purchaser has duly and validly authorized, executed and delivered this Agreement;

(c)	The Purchaser is a company duly incorporated, validly existing and in good standing under the laws of the Province of British Columbia and has the necessary corporate capacity and is fully qualified in the Province of British Columbia and each other jurisdiction in which it carries on business or holds assets to carry on the business which it now carries on and to hold the assets which it now holds;

(d)	the authorized capital of the Purchaser consists of an unlimited number of common shares without par value;

(e)	no person or company has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option to require the Purchaser to issue any share in its capital or to convert any securities of the Purchaser of any other company into shares in its capital;

(f)	the Purchaser holds all permits, licenses, consents and authorities issued by any government or governmental authority which are necessary in connection with the operations of its business and of the ownership of its business and of the ownership of its properties and assets;

(g)	the Purchaser has filed all necessary federal and provincial tax returns affecting workers, compensation with the appropriate agency, corporation capital tax returns and any other reports and information required to be filed by the Purchaser with any governmental authority; the Purchaser has paid all federal, provincial and foreign income, sales and capital taxes payable by it; the Purchaser has withheld and remitted the appropriate taxes to the Minister of National Revenue; the Purchaser has paid all instalments of corporate taxes due and payable, and there is not presently outstanding any notice of re-assessment from the Minister of National Revenue or any applicable tax collecting authority;

(h)	the Purchaser has not declared or paid any dividends of any kind nor declared nor made any other distributions of any kind whatsoever including, without limitation, by way of redemption or repurchase of the Purchaser’s common shares or deduction of capital;

(i)	there has been no material adverse change in the financial condition and position of the Purchaser and no damage, loss destruction or other change in circumstances materially affecting the business, property or assets of the Purchaser or its right or capacity to carry on business;

(j)	the Purchaser has no liability, due or accruing, contingent or absolute, and is not directly or indirectly subject to any guarantee, indemnity or other contingent or indirect obligation with respect to the obligation of any other person or company, other than any such liability, guarantee, indemnity or obligation incurred or assumed by the Purchaser in the course of its normal and ordinary day to day business and no such liability, guarantee, indemnity or obligation has been paid or discharged by the Purchaser other than in the course of the Purchaser’s normal and ordinary day to day business;

(k)	the Purchaser has not waived or surrendered any right of substantial value and has not made any gift of money or of any of its property or assets;

(l)	the Purchaser has carried on its business in the normal course;

(m)	the Purchaser does not have outstanding any material continuing contractual obligations whatsoever relating to or affecting the conduct of its business or any of its property or assets or for the purchase, sale or leasing of any property other than those contracts entered into by it in the course of its normal and ordinary day to day business;

(n)	there are no management contracts or consulting contracts to which the Purchaser is a party or by which it is bound, no amount is payable or has been agreed to be paid by the Purchaser to any person as remuneration, pension, bonus, share of profits or other similar benefit, and no director, officer or member, or former director, officer or member, of the Purchaser, nor any associate or affiliate of any such person, has any claims of any nature against, or is indebted to the Purchaser;

(o)	the Purchaser is not in default under or in breach of, or would, after notice or lapse of time or both, be in default under or in breach of, and neither this Agreement nor the consummation of the transactions contemplated hereby will conflict with, constitute a default under, result in a breach of, entitle any person or company to a right of termination under, or result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever upon or against the property or assets of the Purchaser, under its constating documents, any contract, agreement, indenture or other instrument to which it is a party or by which it is bound, any law, judgment, order, writ, injunction or decree of any court, administrative agency or other tribunal or any regulation of any governmental authority, and all such contracts, agreements, indentures, or other instruments are in good standing and the Purchaser is entitled to all benefits thereunder;

(p)	there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, at law or in equity, before or by any court, administrative agency or other tribunal or any governmental authority; and

(q)	the Purchaser does not beneficially own, directly or indirectly, shares of any corporate entity or any interest in a partnership, joint venture or other business entity.

4.2	Covenants of the Purchaser

The Purchaser covenants and agrees with KoreaCo and the KoreaCo Securityholders that the Purchaser will, both before and after the Closing Date, execute and do all such further deeds, things and assurances as may be required in the reasonable opinion of the KoreaCo’s legal counsel for more perfectly consummating the transactions contemplated hereby and referenced herein.

4.3	Negative Covenants

The Purchaser further covenants and agrees with KoreaCo and the KoreaCo Securityholders that it will not, prior to the Closing Date, except with the prior written consent of KoreaCo:

(a)	declare or pay any dividends on its common shares or make any other distributions or appropriations of profits or capital; or

(b)	create or assume any indebtedness or guarantee the obligations of any third party, other than in the ordinary course of its business.

ARTICLE 5
CONDITIONS

5.1	The Purchaser’s Conditions

The obligations of the Purchaser to complete the transactions contemplated hereby are subject to the following conditions having been satisfied or expressly waived in writing by the Purchaser:

(a)	The Purchaser shall have completed its due diligence of KoreaCo, that such due diligence has not disclosed any material adverse issues with respect to KoreaCo or the ability of the Purchaser to successfully complete its proposed qualifying transaction;

(b)	prior to the Closing Date, neither the KoreaCo Securityholders nor KoreaCo will have breached any of the warranties and representations of the KoreaCo Securityholders or KoreaCo set forth in this Agreement;

(c)	prior to the Closing Date, KoreaCo shall have delivered to the Purchaser a legal opinion concerning certain corporate matters in form acceptable to legal counsel for the Purchaser;

(d)	prior to the Closing Date, KoreaCo shall have delivered to the Purchaser a certificate denoting the Exemption to be relied on for the issuance of the Purchaser Payment Shares (a “Certificate for Exemption”) completed by each of the KoreaCo Shareholders in form acceptable to legal counsel for the Purchaser;

(e)	the Financial Statements of KoreaCo shall be audited in IFRS and such audit shall disclose no material change from the Financial Statements of KoreaCo;

(f)	all of the transactions contemplated by this Agreement will have been approved by the directors of KoreaCo;

(g)	all of the covenants and agreements of the KoreaCo Securityholders and KoreaCo to be observed or performed on or before the Closing Date pursuant to the terms hereof will have been duly observed or performed;

(h)	KoreaCo shall have no outstanding shareholder loans or loans from non-arms-length parties, other than as disclosed in the Financial Statements of KoreaCo;

(i)	on the Closing Date, KoreaCo will have delivered to the Purchaser a certificate, in form and substance satisfactory to counsel for the Purchaser, acting reasonably, signed by an officer or director of KoreaCo, such officer or director acting in his capacity as an officer or director of KoreaCo without personal liability, dated the Closing Date and certifying the truth, accuracy and correctness of KoreaCo’s representations and warranties contained in this Agreement; and

(j)	all of the transactions contemplated by this Agreement will have been approved, as required, by the directors of the Purchaser and KoreaCo, and certified copies of the directors’ resolutions approving this Agreement and the transactions contemplated herein shall have been provided to the Purchaser.

The above conditions are for the sole benefit of the Purchaser and may be waived by the Purchaser in whole or in part at any time.

5.2	KoreaCo Securityholders’ Conditions

The obligations of the KoreaCo Securityholders to complete the transactions contemplated hereby are subject to the following conditions having been satisfied or expressly waived in writing by the KoreaCo Securityholders:

(a)	prior to or on the Closing Date, KoreaCo will not have become aware of any breach of any of the warranties and representations of the Purchaser set forth in this Agreement;

(b)	all of the covenants and agreements of the Purchaser to be observed or performed on or before the Closing Date pursuant to the terms hereof will have been duly observed or performed;

(c)	all of the transactions contemplated by this Agreement will have been approved by the directors of the Purchaser;

(d)	on the Closing Date, the Purchaser will have delivered to KoreaCo a certificate, in form and substance satisfactory to counsel for KoreaCo, acting reasonably, of an officer or director of the Purchaser, such officer or director acting in his capacity as an officer or director of the Purchaser without personal liability, dated the Closing Date and certifying the truth, accuracy and correctness of the Purchaser’s representations and warranties contained in this Agreement; and

(e)	on or before Closing, each of KoreaCo and the Purchaser will have received approval to this Agreement and the transactions contemplated herein from such third parties from whom approval is required.

The above conditions are for the sole benefit of the KoreaCo Securityholders and may be waived by the KoreaCo Securityholders in whole or in part at any time.

ARTICLE 6
PURCHASE AND SALE

6.1	Purchase and Sale

Based upon the representations, warranties and covenants of the parties herein contained and subject to the conditions herein contained, the Purchaser hereby purchases and the KoreaCo Securityholders hereby transfer, assign and sell to the Purchaser on the Closing Date, all of the KoreaCo Securityholders’ rights, titles and interests in and to the KoreaCo Securityholders’ KoreaCo Securities free and clear of all liens, charges and encumbrances.

6.2	Securities Exchange

Upon and subject to the terms and conditions of this Agreement, the KoreaCo Securityholders and the Purchaser hereby agree that, on the Closing Date, all of the KoreaCo Securityholders’ KoreaCo Shares will be exchanged on a 1:3.3 basis for an aggregate of 54,643,389 Purchaser Payment Shares, on the basis set forth in Schedule “B” hereof.

6.3	Consideration

In consideration of the purchase and sale herein contemplated and in complete satisfaction of the purchase price for the KoreaCo Securities, the Purchaser hereby agrees to issue to the KoreaCo Securityholders, a total of 54,643,389 Purchaser Payment Shares, subject to such escrow restrictions as may be imposed thereon by securities regulators, in such designations as set out in Schedule “B”.

6.4	Resale Restrictions

The KoreaCo Securityholders acknowledge and agree with the Purchaser that:

(a)	the issuance of Purchaser Payment Shares will be made pursuant to appropriate Exemptions;

(b)	the Purchaser may, at its sole discretion, decide to issue but not produce the certificates representing the Purchaser Payment Shares and, in this event, each KoreaCo Securityholder is entitled, on request and at the KoreaCo Securityholder’s option, to receive, without charge, one of the following from the Purchaser in respect of the KoreaCo Securities (i) a share certificate in a form that complies with the Business Corporations Act (British Columbia) and with the Purchaser’s articles, or (ii) a non-transferable written acknowledgement of the KoreaCo Securityholder’s right to obtain such a certificate;

(c)	if the KoreaCo Securityholder is a resident of an External Jurisdiction then:

(i)	the KoreaCo Securityholder is knowledgeable of, or has been independently advised as to, the applicable Securities Rules of the External Jurisdiction, if there are any, which would apply to the issuance of the Purchaser Payment Shares;

(ii)	the KoreaCo Securityholder is acquiring the Purchaser Payment Shares pursuant to Exemptions under the Securities Rules of that External Jurisdiction or, if such is not applicable, the KoreaCo Securityholder is permitted to acquire the Purchaser Payment Shares under the Securities Rules of the applicable External Jurisdiction without the need to rely on Exemptions;

(iii)	the applicable Securities Rules do not require the Purchaser to make any filings or seek any approvals of any kind whatsoever from any regulatory authority of any kind whatsoever in the applicable External Jurisdiction; and

(iv)	the KoreaCo Securityholder will, if requested by the Purchaser, deliver to the Purchaser a certificate or opinion of local counsel from the External Jurisdiction which will confirm the matters referred to in subparagraphs (ii) and (iii) above to the satisfaction of the Purchaser, acting reasonably;

(d)	because the issuance of the Purchaser Payment Shares is being made pursuant to the Exemptions:

(i)	the KoreaCo Securityholders are restricted from using certain of the civil remedies available under the applicable Securities Rules;

(ii)	the KoreaCo Securityholders may not receive information that might otherwise be required to be provided to the KoreaCo Securityholders and the Purchaser is relieved from certain obligations that would otherwise apply under the applicable Securities Rules if the Exemptions were not being used;

(iii)	no securities commission, stock exchange or similar regulatory authority has reviewed or passed on the merits of the Purchaser Payment Shares;

(iv)	there is no government or other insurance covering the Purchaser Payment Shares;

(v)	an investment in the Purchaser Payment Shares is speculative and of high risk; and

(vi)	there are trade restrictions on the KoreaCo Securityholders’ ability to resell the Purchaser Payment Shares, and it is the responsibility of the KoreaCo Securityholders to determine those trade restrictions and to comply with them before selling the Purchaser Payment Shares; and

(e)	because of the trade restrictions imposed by operation of applicable Securities Rules, the certificates representing the Purchaser Payment Shares will bear such legends as may be required by applicable Securities Rules.

ARTICLE 7
CLOSING

7.1	Closing Date

The completion (the “Closing”) of the transactions contemplated hereby shall take place electronically on the Closing Date, which will take place on such date and such time as agreed to by the Purchaser and KoreaCo, acting reasonably, after receipt of approval of the KoreaCo Securityholders to the transactions contemplated herein.

7.2	Deliveries on Closing

On or prior to the Closing Date:

(a)	each KoreaCo Securityholder will deliver to the Purchaser a duly executed copy of Schedule C to this Agreement and Certificate for Exemption, dated no later than the Closing Date;

(b)	KoreaCo will deliver to the Purchaser the following:

(i)	the certificate of an officer or director of KoreaCo contemplated in Section 5.1(i) hereof,

(ii)	all books, records and accounts of KoreaCo and any other information necessary for the Purchaser to operate and manage the business of KoreaCo and the assets owned by KoreaCo,

(iii)	the corporate seal(s) of KoreaCo, if applicable,

(iv)	a certified extract of a resolution of the directors of KoreaCo authorizing this Agreement and the transactions contemplated herein and hereby,

(v)	an opinion from legal counsel representing KoreaCo in form and substance satisfactory to counsel for the Purchaser to the effect that:

A.	KoreaCo has been duly incorporated and is a validly existing corporation in good standing under the laws of its jurisdiction of incorporation;

B.	the authorized and issued KoreaCo Securities are as represented and warranted by KoreaCo in this Agreement;

C.	such counsel is not aware of any litigation, proceedings or investigations pending or threatened against KoreaCo not disclosed in this Agreement; and

D.	all necessary approvals from KoreaCo and any third parties as may be required have been obtained and are in full force and effect with respect to the transfer of the KoreaCo Securities to the Purchaser as contemplated herein; and

(c)	The Purchaser will deliver to KoreaCo the following:

(i)	the certificate of an officer or director of the Purchaser contemplated in Section 5.2(d) hereof; and

(ii)	evidence to KoreaCo that the Purchaser Payment Shares have been issued by the Purchaser and registered in the KoreaCo Securityholder’s name in the Purchaser’s central security register as is set out in Schedule “B”.

ARTICLE 8
MISCELLANEOUS

8.1	Survival of Representations and Warranties

All of the representations, warranties, covenants and agreements of the KoreaCo Securityholders and KoreaCo herein and contained in any certificate, statement or other document delivered pursuant to or in connection herewith will survive the Closing Date and continue in full force and effect for the benefit of the party to which it was given, for a period of two years from the Closing Date, regardless of any knowledge or investigation by or on behalf of the Purchaser with respect thereto.

8.2	Indemnity

The KoreaCo Securityholders and KoreaCo, severally, shall indemnify and save the Purchaser harmless from any loss or damage sustained by the Purchaser arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition of the KoreaCo Securityholder or KoreaCo contained herein, and the same rights will apply to the KoreaCo Securityholders against the Purchaser mutatis mutandis.

8.3	Notice

Any notice, document or communication required or permitted to be given hereunder will be in writing at the following addresses, or such other addresses as the parties may specify in writing:

To the Purchaser:

ROZE AI INC.

Suite 807, 409 Granville Street Vancouver,

British Columbia

Email: samantha@prestlawcorp.com

Attention: Samantha Prest

To KoreaCo:

ROZEAI KOREA CO LTD.

Room B 1710 14 Sagimakgol- 45 beon-gil, Jungwon-gu, Sung Nam City,

Gyeonggi Province, South Korea

Email: ryan.kim@blueappleasset.com

Attention: Ryan Kim

Notices will be effective and deemed to have been duly given and received if delivered personally or by telecopier.

8.4	Time

Time will be of the essence hereof.

8.5	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior contracts, agreements and understandings between the parties. There are no representations warranties, collateral agreements or conditions affecting this transaction other than as are expressed or referred to herein in writing.

8.6	Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia.

8.7	Enurement

This Agreement will enure to the benefit of and be binding upon the respective heirs, successors and assigns of the parties hereto.

8.8	Headings

The headings in this Agreement have been inserted for convenience only, and do not define, limit, alter or enlarge the meaning of any provision of this Agreement.

8.9	Schedules

Wherever any term or conditions, expressed or implied, in such schedules conflicts or is at variance with any term or conditions of this Agreement, the terms or conditions of this Agreement will prevail.

8.10	Severability

If a provision of this Agreement is deemed to be wholly or partly invalid, this Agreement will be interpreted as if the invalid provision had not been a part thereof.

8.11	Counterparts

This Agreement may be executed in one or more counterparts which, when so executed, by facsimile signature or otherwise, will be read together and be construed as one agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement on the day and year first set forth above.

ROZE AI INC.

Per:
Authorized signatory

ROZEAI KOREA CO LTD.

Per:
Authorized signatory

The KoreaCo Securityholders have executed this Agreement in Schedule “C”.

SCHEDULE A

KOREACO PRINCIPALS

SCHEDULE B

KOREACO SECURITYHOLDER
CONSIDERATION BREAKDOWN

SCHEDULE C

KOREACO SECURITYHOLDER
SIGNATURE PAGE

The undersigned KoreaCo Securityholder acknowledges and agrees that he/she/it has read this Agreement and by signing below hereby certifies that it is the holder of that number of KoreaCo Securities set out next to the undersigned’s name below and agrees to the terms and conditions of the transactions set out herein:

NAME AND ADDRESS OF KOREACO SECURITYHOLDER	Number of KoreaCo Shares held	Number of Purchaser Shares to be received
[●]	[●]	[●]

Effective at Closing, the undersigned irrevocably hereby sells, assigns and transfers unto the Purchaser all of the undersigned’s KoreaCo Shares standing in the name of the undersigned on the books of KoreaCo.

Also, effective Closing, the undersigned hereby, fully, absolutely and forever remises, releases and discharges KoreaCo and the Purchaser, their respective directors, officers, employees, agents, subsidiaries and affiliated companies and their respective heirs, executors, administrators and assigns (collectively, the “Released Parties”), from any and all claims, counterclaims, sums of money, demands, agreements, contracts, covenants, actions, suits, causes of action, complaints, obligations, controversies, debts, costs, expenses, accounts, damages, covenants, whether implied or expressed, losses or liabilities of whatsoever kind or nature, in law, equity or otherwise, whether known or unknown which have existed, exist now or may in the future exist by reason of any matter or thing existing as of the date hereof that the undersigned has or may have against the Released Parties other than those claims for management fees or wages bona fide, due and owing to the undersigned, and which have been disclosed in this Agreement.

I agree to the terms and conditions set out in this Agreement and have signed this Agreement on the           day of                                , 202            .

Signed, sealed and delivered by	)
[●] in the presence of:	)
)
)
Name	)
)
)
Address	)	[●]
)
)
)
)
)
Occupation	)

NOTE: The signature must correspond with the name as recorded on the certificate(s) in every particular without alteration or enlargement or any change whatsoever.